Exhibit 99.4
Reclassified Average Asset Balances due to Business Segment Restructuring

(In millions)	Full Year	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
	2022	2023	2023	2023	2023	2023
Private Banks:
Equity and fixed-income programs	$23,326	$23,576	$23,748	$23,920	$23,309	$23,638
Collective trust fund programs	7	7	7	6	5	6
Liquidity funds	3,834	3,253	3,500	3,585	3,808	3,537
Total assets under management	$27,167	$26,836	$27,255	$27,511	$27,122	$27,181
Client assets under administration	4,204	4,316	4,282	4,221	7,083	4,976
Total assets	$31,371	$31,152	$31,537	$31,732	$34,205	$32,157

Investment Advisors:
Equity and fixed-income programs	$70,394	$67,578	$68,371	$69,309	$68,369	$68,407
Liquidity funds	5,682	4,995	4,808	4,990	5,046	4,960
Total Platform assets under management	$76,076	$72,573	$73,179	$74,299	$73,415	$73,367
Platform-only assets	13,574	14,812	15,548	16,544	17,201	16,026
Platform-only assets-deposit program	—	—	—	—	281	70
Total Platform assets	$89,650	$87,385	$88,727	$90,843	$90,897	$89,463

Institutional Investors:
Equity and fixed-income programs	$79,415	$74,653	$74,865	$75,023	$73,644	$74,546
Collective trust fund programs	5	5	4	4	3	4
Liquidity funds	1,939	1,715	1,537	1,611	1,682	1,636
Total assets under management	$81,359	$76,373	$76,406	$76,638	$75,329	$76,186
Client assets under advisement	4,330	4,431	4,583	4,294	4,607	4,479
Total assets	$85,689	$80,804	$80,989	$80,932	$79,936	$80,665

Investment Managers:
Collective trust fund programs (A)	$125,595	$144,914	$147,543	$150,379	$149,551	$148,097
Liquidity funds	311	317	286	237	205	261
Total assets under management	$125,906	$145,231	$147,829	$150,616	$149,756	$148,358
Client assets under administration (E)	821,256	820,014	843,065	873,821	901,487	859,596
Total assets	$947,162	$965,245	$990,894	$1,024,437	$1,051,243	$1,007,954

Investments in New Businesses:
Equity and fixed-income programs	$1,968	$1,991	$2,057	$2,096	$2,069	$2,053
Liquidity funds	247	212	199	211	197	205
Total assets under management	$2,215	$2,203	$2,256	$2,307	$2,266	$2,258
Client assets under advisement	1,191	1,098	1,075	1,101	1,080	1,089
Client assets under administration (E)	16,391	16,396	16,231	15,682	14,781	15,773
Total assets	$19,797	$19,697	$19,562	$19,090	$18,127	$19,120

LSV Asset Management:
Equity and fixed-income programs (B)	$87,220	$86,987	$84,492	$86,671	$84,492	$85,661

Total:
Equity and fixed-income programs (C)	$262,323	$254,785	$253,533	$257,019	$251,883	$254,305
Collective trust fund programs	125,607	144,926	147,554	150,389	149,559	148,107
Liquidity funds	12,013	10,492	10,330	10,634	10,938	10,599
Total assets under management	$399,943	$410,203	$411,417	$418,042	$412,380	$413,011
Client assets under advisement	5,521	5,529	5,658	5,395	5,687	5,568
Client assets under administration (D)	841,851	840,726	863,578	893,724	923,351	880,345
Platform-only assets	13,574	14,812	15,548	16,544	17,482	16,096
Total assets	$1,260,889	$1,271,270	$1,296,201	$1,333,705	$1,358,900	$1,315,020
(A)    Collective trust fund program average assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)    Equity and fixed-income programs during fourth-quarter 2023 include $1.8 billion of average assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee.
(C)    Equity and fixed-income programs include $6.1 billion of average assets invested in various asset allocation funds during fourth-quarter 2023.
(D)    In addition to the assets presented, SEI also administers an additional $11.3 billion of average assets in Funds of Funds assets during fourth-quarter 2023 on which SEI does not earn an administration fee.
(E)    Due to the reorganization of business segments, client assets under administration were reclassified from Investment Managers to Investments in New Businesses.